UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	July 31, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 31, 2008, MRU Holdings, Inc., a Delaware corporation (the “Company”), entered into six note and warrant purchase agreements (the “Purchase Agreements”) with six non-affiliated investors (each, an “Investor” and collectively, the “Investors”) pursuant to which, in exchange for an aggregate payment of $3,000,000 in cash, the Company issued, in a private placement transaction (the “Private Placement”):  (i) promissory notes in the original aggregate principal amount of $3,750,000 (the “Original Principal Amount”) (the “Notes”) and (ii) warrants to purchase in the aggregate 2,678,571 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $1.40 per share (the “Warrants”).  The Notes and the Warrants are described in greater detail below.  The Purchase Agreements contain standard representations, and warranties and affirmative and negative covenants.

The Notes will accrue interest on the unpaid principal amount at a simple annual interest rate of eighteen percent (18%) per annum provided, however, the Original Principal Amount of the Notes shall increase by twenty percent (20%) sixty days after the date of issuance of the Notes (the “First Principal Reset Date”) unless the Company issues the Automatically Converting Debt Securities (as defined below) or the Equity Securities (as defined below) prior to the First Principal Reset Date; provided, further, that the Original Principal Amount of the Notes shall increase by an additional twenty percent (20%) one hundred and twenty days after the date of the issuance of the Notes (the “Second Principal Reset Date”) unless the Company issues the Automatically Converting Debt Securities or the Equity Securities prior to the Second Principal Reset Date.  No interest under the Notes shall be due prior to October 31, 2010 (the “Maturity Date”).  The Notes are due on the Maturity Date.  Repayment of the Notes is subject to the limitations contained in the Subordination Agreements (defined below), the terms of which are summarized below.

In addition, if the Company sells equity securities (the “Equity Securities”) in the future pursuant to an equity financing (including the issuance of Equity Securities upon the conversion or exchange of debt securities (the “Automatically Converting Debt Securities”) issued in connection with an equity financing) in which the Company receives in excess of a minimum threshold amount of gross proceeds agreed to by the Company and the Investors, then the outstanding principal amount of the Notes together with the accrued but unpaid interest will be mandatorily prepaid subject to certain conditions contained in the Subordination Agreements and the Notes.  Subject to the Subordination Agreements, the Notes may be prepaid without premium or penalty at the Company’s option on ten days prior notice to the Investor.

The Notes also contain customary events of default, which include, among other things, the occurrence of a default on payment of principal when due, a default on the payment of interest for 30 days, bankruptcy or the default on $500,000 or more in other indebtedness. In addition, the Notes also contain certain debt restrictions pursuant to which the Company is prohibited from incurring additional pari passu or senior indebtedness while the Notes are outstanding other than the Automatically Converting Debt Securities and an aggregate of $20,000,000 of pari passu indebtedness on similar terms to the Notes.

The Warrants are exercisable for an aggregate of 2,678,571 shares of Common Stock at an exercise price of $1.40 per share prior to July 30, 2013; provided, however, that in no event will any Investor be entitled to exercise the Warrants for a number of shares of Common Stock, which, upon giving effect to such exercise, would cause the number of shares of  Common Stock beneficially owned by such Investor and its affiliates to exceed 19.99% of the voting power of the Company following such exercise (the “Issuance Limitation”), unless the Company’s stockholders approve any “change of control” (as defined under NASDAQ Marketplace Rule 4350(i)(1)(B)) that would result from such exercise, in which case the Issuance Limitation would not apply. The Warrants may be exercised by the Investors by making payment in full of the exercise price either in cash or by written instruction directing the Company to cancel or surrender a portion of the Warrants to satisfy payment of the exercise price.  Payment by such cancellation or surrender is deemed a “cashless exercise.”

On July 31, 2008, in connection with the issuance of the Notes, the Company entered into a subordination agreement with each of the Investors, a senior secured lender to the Company (the “Senior Lender”) and the collateral agent to the Senior Lender (collectively, the “Subordination Agreements”). Pursuant to the Subordination Agreements, among other things, (i) the Investors agreed that the payment of any indebtedness under the Notes would be subordinated to the payment in full of the Senior Indebtedness (as defined in the Subordination Agreements) and (ii) the Company agreed not to take any action that would frustrate the purposes of the subordination of the Notes to the Senior Indebtedness.  Notwithstanding the foregoing, the issuance of Common Stock to the Investors upon exercise of the Warrants will not be deemed a violation of the Subordination Agreements or the documents evidencing the Senior Indebtedness.

The respective descriptions of (i) the Notes, (ii) the Warrants and (iii) the Subordination Agreements are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report on Form 8-K (the “Current Report”).

In connection with the Private Placement, the Company agreed to pay a fee of 4.8% of the Original Principal Amount to its placement agent, SMH Capital Inc.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

The Notes and the Warrants offered in the Private Placement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration of the resale of the Notes and the Warrants or an applicable exemption from the registration requirements of the Securities Act.  The transactions contemplated by the Purchase Agreements and the Notes are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder.  Pursuant to the Purchase Agreements, the Investors each made representations to the Company regarding their respective suitability to invest in the Private Placement, including, without limitation, that each Investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act. The Company did not engage in general solicitation in connection with the sale of Notes and Warrants.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Effective July 31, 2008, the board of directors of the Company (the “Board”) voted to increase the number of directors from eight to nine.  On the same date, the Board, following a recommendation from the Board’s Nominating and Corporate Governance Committee, unanimously approved the election of Gregory N. Elinsky as a director of the Company to fill the newly created vacancy on the Board.  As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2008 as amended on August 6, 2008 (the “July 16th 8-K”), pursuant to Section 8 of the promissory notes (collectively, the "July 10th Notes"), dated as of July 10, 2008, between the Company and each of the July 10th Investors (as defined in the July 16th 8-K), the July 10th Investors were collectively entitled to approve one member of the Board for so long as the July 10th Investors held all of the July 10th Notes.  The July 10th Investors had proposed that Mr. Elinsky be elected to the Board. The Board determined that Mr. Elinsky is not an “independent” director under the NASDAQ Marketplace Rules.  Mr. Elinsky is not currently expected to be named to any committees of the Board.

As disclosed in the July 16th 8-K, the Company entered into the July 15th Purchase Agreement with the July 15th Investor pursuant to which the Company issued the July 15th Note and the July 15th Warrants (as such terms are defined in the July 16th 8-K). Mr. Elinsky is the President of the July 15th Investor and, together with his wife, have a 100% ownership interest in the July 15th Investor.  The disclosures relating to the July 15th Purchase Agreement, the July 15th Note, the July 15th Warrants and the July 15th Subordination Agreement (as such terms are defined in the July 16th 8-K) are incorporated herein by reference to the July 16th 8-K.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

August 6, 2008	By:	/s/ Vishal Garg
		Name:	Vishal Garg
		Title:	Co-President

Exhibit Index

Exhibit Number	Description

4.1	Form of promissory note dated July 31, 2008

4.2
Form of Subordination Agreement, dated July 31, 2008, by and among the Company, the Subordinated Creditor, Viking Asset Management L.L.C. and the Buyers of certain secured senior notes issued by the Company on October 19, 2007

4.3	Form of warrant to purchase shares of common stock dated July 31, 2008